Exhibit 99.1

WABCO’s Sales Growth in 2015 Strongly Outperforms Volatile and Prolonged

Depressed Global Commercial Vehicle Market; Sets Record for Full

Year Performance Earnings; Provides Guidance for 2016

•	Q4 2015 sales of $670.6 million, up 10.5 percent in local currencies and down 1.3 percent in U.S. dollars from a year ago

•	Full year 2015 sales of $2,627.5 million, up 6.6 percent in local currencies and down 7.8 percent in U.S. dollars from a year ago

•	On a performance basis, Q4 2015 operating margin of 13.1 percent, up from 13.0 percent a year ago; Q4 2015 diluted EPS of $1.43, up from $1.38 a year ago

•	On a U.S. GAAP basis, Q4 2015 operating margin of 11.2 percent, up from 10.1 percent a year ago; Q4 2015 diluted EPS of $1.71, up from $1.10 a year ago

•	On a full year performance basis, 2015 operating margin of 13.5 percent, up from 13.0 percent a year ago; 2015 diluted EPS of $5.62, up from $5.52 a year ago

•	On a full year U.S. GAAP basis, 2015 operating margin of 10.3 percent versus 11.6 percent a year ago; 2015 diluted EPS of $4.72 versus $4.81 a year ago, due to charges taken in Q3 2015 mostly associated with WABCO’s previously disclosed proposals to cease manufacturing at two sites in Western Europe

•	Full year 2015, WABCO generated $395.3 million in net cash from operating activities and $321.4 million of performance free cash flow, resulting in a conversion rate of 98 percent of performance net income attributable to the company

•	Provides guidance for full year 2016, including WABCO’s recently announced acquisition of MICO Incorporated. WABCO’s full year 2016 sales growth to range from 6 to 11 percent in local currencies, full year 2016 diluted EPS on a performance basis to range from $5.30 to $5.80 and full year 2016 diluted EPS on a U.S. GAAP basis to range from $3.43 to $3.93

BRUSSELS, Belgium, February 11, 2016 – WABCO Holdings Inc. (NYSE: WBC), a leading global supplier of technologies and services that improve the safety, efficiency and connectivity of commercial vehicles, today reported Q4 and full year 2015 results.

Q4 2015

WABCO reported Q4 2015 sales of $670.6 million, up 10.5 percent in local currencies from a year ago and down 1.3 percent in U.S. dollars, reflecting strengthening of the U.S. dollar year on year.

In Q4 2015, WABCO reported performance operating income of $87.8 million versus $88.6 million a year ago; performance operating margin of 13.1 percent, up from 13.0 percent a year ago; and performance net income attributable to the company of $82.1 million or $1.43 per diluted share, up from $81.6 million or $1.38 per diluted share a year ago.

In Q4 2015, WABCO reported U.S. GAAP operating income of $74.9 million, up from $68.7 million a year ago; U.S. GAAP operating margin of 11.2 percent, up from 10.1 percent a year ago; and U.S. GAAP net income attributable to the company of $98.7 million or $1.71 per diluted share, up from $65.1 million or $1.10 per diluted share a year ago.

“In Q4 2015, we demonstrated, yet again, WABCO’s outstanding ability to generate sales growth that strongly outperforms the global commercial vehicle market relative to truck and bus production as we increased sales by 10.5 percent in local currencies, despite a decrease of 1 percent in new truck and bus builds globally,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer.

Full Year 2015

For full year 2015, WABCO reported sales of $2,627.5 million, up 6.6 percent in local currencies from a year ago and down 7.8 percent in U.S. dollars, reflecting strengthening of the U.S. dollar year on year.

For full year 2015, WABCO reported performance operating income of $354.4 million versus $371.4 million a year ago; performance operating margin of 13.5 percent, up from 13.0 percent a year ago; and performance net income attributable to the company of $327.4 million or $5.62 per diluted share versus $334.0 million or $5.52 per diluted share a year ago.

For full year 2015, WABCO reported U.S. GAAP operating income of $270.9 million versus $331.0 million a year ago; U.S. GAAP operating margin of 10.3 percent versus 11.6 percent a year ago; and U.S. GAAP net income attributable to the company of $275.2 million or $4.72 per diluted share versus $291.5 million or $4.81 per diluted share a year ago, due to charges taken in Q3 2015 mostly associated with WABCO’s previously disclosed proposals to cease manufacturing at two sites in Western Europe.

“For full year 2015, WABCO grew revenues by 6.6 percent in local currencies as we solidly outperformed our market globally,” said Esculier. “Once again, WABCO demonstrated the underlying strength of our outperformance strategies against an overall market decline of 7 percent in new truck and bus builds worldwide,” said Esculier.

“In 2015, we continued to increase levels of WABCO content per vehicle through overall market share gain and further adoption of safety and efficiency technologies,” said Esculier. “Some of WABCO’s growth was achieved, among other drivers, by government regulations of commercial vehicles that came into effect during the year.”

In 2015, WABCO’s Operating System, the company’s globally standardized management environment, delivered $72.5 million of materials and conversion productivity, another robust achievement, which also continued to help contain price erosion. It generated gross materials productivity of 5.5 percent, another continued strong result. It also achieved conversion productivity of 6.5 percent in our factories spanning 4 continents, setting a new annual record.

In 2015, WABCO generated $395.3 million in net cash from operating activities and $321.4 million of performance free cash flow, resulting in a conversion rate of 98 percent of performance net income attributable to the company.

“For full year 2015, we further differentiated WABCO’s results through stellar focus on cash generation by converting 98 percent of performance net income into free cash flow, despite a volatile market environment in which truck and bus production slumped globally and, in particular, new truck and bus builds collapsed in South America and China by 44 and 22 percent respectively,” said Esculier.

In addition, WABCO successfully achieved its previously disclosed objective of $20 million savings in operating expenses through 2015. As stated, WABCO streamlined support operations, extended shared services and further leveraged global capabilities, among other measures to reduce costs and increase operating efficiency.

As previously reported, WABCO implemented further measures to increase cost savings in operating expenses by an additional annualized $5 million, starting in Q4 2015, beyond the company’s initial objective of $20 million through 2015.

“Relentless and rigorous cost management is yet another differentiator in WABCO’s commitment to shareholders,” said Esculier. “As we improve internal efficiency programs and continue to leverage our global capability to source more materials and components from best cost countries, we also continually enhance WABCO’s product competitiveness in terms of cost differentiation.”

WABCO Share Buybacks

Since June 2011, WABCO has repurchased 15,783,712 shares for $1,249.2 million in open market transactions as of December 31, 2015. WABCO is further authorized to repurchase up to $250.8 million of additional shares through December 31, 2016.

“In 2015, we continued to further differentiate WABCO through solid market outperformance, a 98-percent-rate of free cash flow conversion, and an allocation of capital that remains shareowner friendly,” said Esculier.

“In addition, WABCO delivered 2015 earnings of $5.62 per share on a performance basis, marking a new annual record and demonstrating how WABCO sustains a world of difference to deliver outstanding value for shareowners,” said Esculier.

Recent Highlights

On February 2, 2016, WABCO announced that it has acquired MICO Incorporated, a global market leader in hydraulic components, controls and brake systems for heavy-duty, off-highway vehicles in agriculture, construction, mining and similar industries. MICO generated revenues of approximately $52 million in 2015 and is headquartered in North Mankato, Minnesota, U.S.A. A long-time industry leader in pneumatic braking systems, WABCO is expanding its product offerings through the acquisition to become the first and only supplier with a portfolio of complete pneumatic and hydraulic braking and control systems for off-highway vehicles worldwide. WABCO’s global presence provides increased access to growth markets and customers worldwide for MICO products. In return, WABCO gains improved access to the off-highway market in North America while expanding its operational footprint there. Both companies can also build on demonstrated world-class engineering and manufacturing capabilities. MICO was previously privately owned and operated.

Recently, WABCO has launched a budget spare parts range under the brand name ProVia. It helps workshops and fleet operators serving the commercial vehicle industry to bridge the gap between low-end budget parts – which can often fall short of quality and reliability expectations – and the higher investment required for premium-level aftermarket parts for trucks, buses, and trailers. ProVia parts represent an attractive option for operators to maximize their return on investment by helping to extend the revenue-generating life and safety performance of older commercial vehicles. ProVia parts are specifically engineered to meet reliable performance standards without compromising quality or safety. ProVia, which currently offers more than 40 products, is backed by WABCO’s global engineering, manufacturing, distribution and service network for aftermarket parts.

In Q4 2015, WABCO disclosed that it has entered into a new long-term supply agreement with Dongfeng Liuzhou Motor Company (DFLQ), an existing customer and one of the largest truck manufacturers in China. WABCO’s new business involves advanced vehicle safety and efficiency technologies. WABCO began series delivery in 2015 to supply DFLQ’s current medium- and heavy-duty truck platforms. DFLQ produces trucks for the Chinese market and for the export market, including South East Asia, Africa, Middle East and South America. In addition, DFLQ granted WABCO awards for superlative contributions during 2015 in three categories, including best quality, supplier excellence and strategic supplier. DFLQ honored WABCO among a distinguished group of around 1,000 suppliers.

In Q4 2015, WABCO announced that it has received the prestigious “The Supplier of the Year” award from Tata Motors, India’s largest automotive manufacturer and top-10 truck and bus builder globally. Tata Motors granted WABCO its superlative award, which recognizes its most valued partner among a distinguished group of 1,700 suppliers. In particular, Tata Motors honored WABCO’s extraordinary contributions through innovative and differentiating technologies; world-class quality, and outstanding value that help to improve the safety and efficiency of Tata trucks and buses.

WABCO announced recently that it has been voted into the “Top 3” ranking in its sector for “Best CEO” in the 2016 All-America Executive Team survey conducted by Institutional Investor magazine. It marks the fourth year in a row that WABCO has achieved this distinguished recognition. Institutional Investor recently published its rankings for WABCO in the automotive and auto parts sector.

Full Year 2016 Guidance

The company’s 2016 guidance is based on its current estimate of future market conditions, expected adverse foreign exchange effects year on year, and inclusion of MICO Incorporated, WABCO’s acquisition disclosed on February 2, 2016.

WABCO provides 2016 guidance as follows:

WABCO expects full year 2016 sales growth to range from 6 to 11 percent in local currencies.

On a performance basis, as a result of the European Commission’s decision in January 2016 against the Belgian tax authority, WABCO’s 2016 guidance includes the company’s current estimate of a performance tax rate of 20 percent, which reflects certain mitigating actions that WABCO is considering.

On a performance basis, WABCO expects 2016 operating margin to range from 13.8 to 14.3 percent, resulting in diluted EPS to range from $5.30 to $5.80.

On a U.S. GAAP basis, WABCO’s 2016 guidance includes the company’s current estimate of a tax rate of 20 percent. However, WABCO could have to record a one-time, non-cash tax expense up to $85 million related to the European Commission’s January 2016 decision against the Belgian tax authority, which could increase WABCO’s U.S. GAAP tax rate by as much as an additional 28 percentage points.

On a U.S. GAAP basis, WABCO expects 2016 operating margin to range from 12.7 to 13.2 percent, and diluted EPS to range from $3.43 to $3.93.

WABCO expects in 2016 to convert between 80 and 90 percent of its performance net income attributable to the company into performance free cash flow.

“Our 2016 guidance reflects WABCO’s continuous strong market outperformance, sustained productivity gains and the benefits of our new strategic acquisition as we pursue our three-pillar strategy of technology leadership, globalization and excellence in execution,” said Esculier.

“In addition, we remain committed to transforming top-line growth into healthy bottom-line results, while further managing WABCO’s pristine balance sheet,” said Esculier

“However, the situation surrounding taxation in Belgium is presently a matter of high uncertainty. Supported by appropriate expertise, we are considering mitigating actions, including an appeal, which could lead all the way to the annulment of the European Commission’s decision,” said Esculier. “Moving forward, we also reiterate our confidence in our ability to continue to deliver outstanding value for WABCO’s shareowners.”

Conference Call

Jacques Esculier, Chairman and Chief Executive Officer, and Prashanth Mahendra-Rajah, Chief Financial Officer, will discuss WABCO’s results and outlook on a conference call at 9:00 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q4 and Full Year 2015 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 408 940 3818 and U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from 12:00 Noon Eastern Time on February 11 until 12:00 Noon Eastern Time on February 18, 2016. Replay dial-in number is +1 404 537 3406 and U.S. toll-free dial-in number is 855 859 2056. Conference ID is 20877783.

About WABCO

WABCO (NYSE: WBC) is a leading global supplier of technologies and services that improve the safety, efficiency and connectivity of commercial vehicles. Founded nearly 150 years ago, WABCO continues to pioneer breakthrough innovations for advanced driver assistance, braking, stability control, suspension, transmission automation and aerodynamics. Partnering with the transportation industry as it maps a route toward autonomous driving, WABCO also uniquely connects trucks, trailers, drivers, cargo, and fleet operators through telematics, as well as advanced fleet management and mobile solutions. WABCO is regularly recognized among “the best of the best” companies. Forbes named WABCO “America’s Best-Managed Capital Goods Company”. For four consecutive years, Institutional Investor named WABCO among the “Top 3” in its sector for “Best CEO”. WABCO reported sales of $2.6 billion in 2015. Headquartered in Brussels, Belgium, WABCO has 12,000 employees in 39 countries. For more information, visit www.wabco-auto.com.

Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,”

“prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, our ability to successfully integrate any acquired businesses or our acquired businesses not performing as planned, the outcome of any appeal by Belgium and/or the company of the European Commission’s decision to invalidate the Excess Profit Ruling Program, and, if the decision is not overturned, the methodology the Belgian tax authority employs to calculate the amount of the clawback, the company’s ability to claim alternative tax relief for prior and current periods, or the success of any other avenues the Company pursues to mitigate the impact of the European Commission’s decision, and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q4 and Full Year 2015 results, several tables follow this news release. Sales excluding the effects of foreign exchange and EBIT are non-GAAP financial measures. Additionally, operating income, operating margin, EBIT, net income attributable to the company and net income attributable to the company per diluted share on a “performance basis” are non-GAAP financial measures that exclude items for separation, streamlining and acquisition, discrete and one-time tax items, and other items that may mask the underlying operating results of the company, as applicable. Performance free cash flow presents our net cash provided by operating activities less net cash used for purchases of property, plant, equipment, and computer software; and excludes streamlining, separation, indirect tax-related and acquisition payments. These measures should be considered in addition to, not as a substitute for, GAAP measures. These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

Attachment

•	Consolidated Statements of Operations

•	Consolidated Balance Sheets

•	Consolidated Statements of Cash Flows

•	Three Months Ended December 31, 2015 Data Supplement Sheet

•	Twelve Months Ended December 31, 2015 Data Supplement Sheet

•	Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2016 Guidance

Media, investors and analysts contact

Christian Fife, +1 732 369 7465, christian.fife@wabco-auto.com

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Amounts in millions, except share and per share data)	2015	2014	2015	2014
Sales	$670.6	$679.1	$2,627.5	$2,851.0
Cost of sales	470.8	474.9	1,842.0	1,979.3

Gross profit	199.8	204.2	785.5	871.7
Costs and expenses:
Selling and administrative expenses	90.8	102.1	368.4	386.8
Product engineering expenses	31.3	31.9	139.5	145.0
Other operating expense, net	2.8	1.5	6.7	8.9

Operating income	74.9	68.7	270.9	331.0
Equity income of unconsolidated joint ventures, net	8.1	6.0	32.1	23.8
Other non-operating income, net	0.9	4.5	1.6	1.8
Interest (expense)/income, net	(2.6)	0.1	(7.1)	0.2

Income before income taxes	81.3	79.3	297.5	356.8
Income tax (benefit)/expense	(20.3)	12.4	11.5	55.6

Net income including noncontrolling interests	101.6	66.9	286.0	301.2
Less: Net income attributable to noncontrolling interests	2.9	1.8	10.8	9.7

Net income attributable to Company	$98.7	$65.1	$275.2	$291.5
Net income per common share:
Basic	$1.73	$1.11	$4.76	$4.87
Diluted	$1.71	$1.10	$4.72	$4.81
Cash dividend per share of common stock	$—	$—	$—	$—
Weighted average common shares outstanding:
Basic	57,158,698	58,617,583	57,768,018	59,907,763
Diluted	57,562,341	59,207,375	58,274,987	60,546,454

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions)	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$515.2	$411.7
Short-term investments	43.8	—
Accounts receivable, less allowance for doubtful accounts: $5.9 in 2015; $5.5 in 2014	444.0	445.6
Inventories:
Finished products	95.7	87.3
Products in process	7.8	7.5
Raw materials	109.2	94.8
Taxes receivable on income	13.2	4.1
Guaranteed notes receivable	53.9	52.8
Other current assets	103.6	57.9

Total Current Assets	1,386.4	1,161.7
Property, plant and equipment, less accumulated depreciation	398.0	424.9
Goodwill	377.7	421.0
Long-term future income tax benefits	280.8	289.5
Investments in unconsolidated joint ventures	24.7	19.6
Intangible assets, net	62.8	78.4
Other Assets	59.5	37.6

Total Assets	$2,589.9	$2,432.7

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$5.0	$8.1
Accounts payable	159.7	121.2
Accrued payroll	105.2	103.9
Current portion of warranties	23.1	25.8
Accrued expenses	61.9	58.5
Other accrued liabilities	109.9	100.2

Total Current Liabilities	464.8	417.7
Long-term debt	498.7	307.1
Post-retirement benefits	552.7	595.0
Deferred tax liabilities	137.1	129.2
Long-term income tax liabilities	16.3	48.5
Other liabilities	84.0	46.2

Total Liabilities	1,753.6	1,543.7
Shareholders’ equity:
Preferred stock, 4,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 400,000,000 shares authorized; shares issued: 78,500,031 in 2015; 77,961,040 in 2014; and shares outstanding: 56,759,566 in 2015; 58,425,873 in 2014	0.8	0.8
Capital surplus	852.6	828.3
Treasury stock, at cost: 21,740,465 shares in 2015; 19,535,167 shares in 2014	(1,497.3)	(1,248.1)
Retained earnings	1,938.5	1,663.3
Accumulated other comprehensive income	(507.9)	(402.7)

Total shareholders’ equity	786.7	841.6
Noncontrolling interests	49.6	47.4

Total Equity	836.3	889.0

Total Liabilities and Equity	$2,589.9	$2,432.7

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Amounts in millions)	2015	2014	2015	2014
Operating Activities
Net income including noncontrolling interest	101.6	66.9	286.0	301.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19.8	20.3	77.5	81.7
Amortization of intangibles	4.9	5.5	19.2	19.9
Equity in earnings of unconsolidated joint ventures, net of dividends received	0.6	(0.5)	(4.7)	(0.2)
Non-cash stock compensation	1.3	4.0	12.0	15.5
Non-cash interest expense and debt issuance cost amortization	3.9	—	7.8	—
Deferred income tax (benefit) / expense	(11.0)	6.7	(11.7)	4.5
Post-retirement benefit expense	11.5	8.4	43.1	32.6
Impairment on property, plant and equipment	7.7	0.8	7.7	0.8
Loss on sale of facilities	0.1	1.2	0.4	1.4
Changes in assets and liabilities:
Accounts receivable, net	11.2	18.3	(41.8)	(123.9)
Inventories	2.3	16.2	(42.7)	(2.5)
Accounts payable	2.0	(43.9)	52.1	(18.3)
Other accrued liabilities and taxes	(14.4)	4.2	18.1	15.2
Other current and long-term assets	2.9	18.2	(18.4)	27.5
Other long-term liabilities	(21.3)	(10.5)	13.5	(8.0)
Post-retirement benefit payments	(6.2)	(12.3)	(22.8)	(33.0)

Net cash provided by operating activities:	$116.9	$103.5	$395.3	$314.4

Investing Activities
Purchases of property, plant and equipment	(29.8)	(43.8)	(89.7)	(123.8)
Investments in capitalized software	(3.2)	(2.8)	(10.9)	(12.1)
(Purchases) / sales of short-term and other investments, net	(37.6)	—	(81.6)	50.7
Cost of preferred stock investment	—	—	(20.0)	—
Acquisition of businesses, net	—	—	—	(125.9)

Net cash used by investing activities:	$(70.6)	$(46.6)	$(202.2)	$(211.1)

Financing Activities
Borrowings of long-term debt and revolving credit facilities	—	30.0	577.0	259.0
Repayments of long-term debt and revolving credit facilities	—	—	(385.0)	—
Net borrowings / (repayments) of short-term debt	2.1	3.7	(2.7)	(32.6)
Purchases of treasury stock	(62.5)	(52.0)	(249.2)	(351.5)
Dividends to noncontrolling interest holders	(1.7)	(1.3)	(6.4)	(5.6)
Purchase of subsidiary shares from noncontrolling interest	—	—	—	(5.7)
Proceeds from exercise of stock options	0.5	2.9	17.3	15.0

Net cash used by financing activities:	$(61.6)	$(16.7)	$(49.0)	$(121.4)

Effect of exchange rate changes on cash and cash equivalents	(13.6)	(16.6)	(40.6)	(43.0)
Net (decrease) / increase in cash and cash equivalents	(28.9)	23.6	103.5	(61.1)
Cash and Equivalents at Beginning of Period	544.1	388.1	411.7	472.8

Cash and Equivalents at End of Period	$515.2	$411.7	$515.2	$411.7

WABCO HOLDINGS INC. AND SUBSIDIARIES

Three months ended December 31, 2015 Data Supplement Sheet (Unaudited)

	Three Months Ended December 31,
(Amounts in millions, except per share data)	2015	% of Sales/ Adj Sales	2014	% of Sales/ Adj Sales	Chg vs. 2014	% Chg vs. 2014
Sales
Reported	$670.6		$679.1		$(8.5)	-1.3%
Foreign exchange translational effects	80.0		—		80.0

Adjusted Sales	$750.6		$679.1		$71.5	10.5%

Gross Profit
Reported	$199.8	29.8%	$204.2	30.1%	$(4.4)	-2.2%
Streamlining costs	7.7		5.1		2.6
Separation costs	0.2		0.4		(0.2)

Performance Gross Profit	$207.7	31.0%	$209.7	30.9%	$(2.0)	-1.0%
Foreign exchange translational effects	25.8		—		25.8

Adjusted Gross Profit	$233.5	31.1%	$209.7	30.9%	$23.8	11.3%

Selling, Administrative, Product Engineering Expenses and Other
Reported	$124.9	18.6%	$135.5	20.0%	$(10.6)	-7.8%
Streamlining costs	(3.8)		(11.0)		7.2
Separation costs	(0.6)		(0.8)		0.2
Indirect tax related income	1.7		—		1.7
Acquisition related costs	(2.3)		(2.6)		0.3

Performance Selling, Administrative, Product Engineering Expenses and Other	$119.9	17.9%	$121.1	17.8%	$(1.2)	-1.0%
Foreign exchange translational effects	15.1		—		15.1

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$135.0	18.0%	$121.1	17.8%	$13.9	11.5%

Operating Income
Reported	$74.9	11.2%	$68.7	10.1%	$6.2	9.0%
Streamlining costs	11.5		16.1		(4.6)
Separation costs	0.8		1.2		(0.4)
Indirect tax related income	(1.7)		—		(1.7)
Acquisition related costs	2.3		2.6		(0.3)

Performance Operating Income	$87.8	13.1%	$88.6	13.0%	$(0.8)	-0.9%
Foreign exchange translational effects	10.7		—		10.7

Adjusted Operating Income	$98.5	13.1%	$88.6	13.0%	$9.9	11.2%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$98.7		$65.1		$33.6	51.6%
Income tax (benefit)/expense	(20.3)		12.4		(32.7)
Interest (expense)/income, net	(2.6)		0.1		(2.7)

EBIT	$81.0	12.1%	$77.4	11.4%	$3.6	4.7%
Streamlining costs	11.5		16.1		(4.6)
Separation costs/(income)	0.5		(3.0)		3.5
Indirect tax related income	(1.7)		—		(1.7)
Acquisition related costs	2.3		2.7		(0.4)

Performance EBIT (Earnings Before Interest and Taxes)	$93.6	14.0%	$93.2	13.7%	$0.4	0.4%
Pre-Tax Income
EBIT	$81.0		$77.4		$3.6
Interest (expense)/income, net	(2.6)		0.1		(2.7)

Pre-Tax Income	$78.4		$77.5		$0.9
Streamlining costs	11.5		16.1		(4.6)
Separation costs/(income)	0.5		(3.0)		3.5
Indirect tax related income	(1.7)		—		(1.7)
Acquisition related costs	2.3		2.7		(0.4)

Performance Pre-Tax Income	$91.0		$93.3		$(2.3)
Tax rate on a performance basis	9.8%		12.5%
Net Income Attributable to Company
Reported Net Income Attributable to Company	$98.7		$65.1		$33.6
Streamlining cost, net of tax	9.3		12.1		(2.8)
Separation costs/(income), net of tax	0.2		(3.4)		3.6
Indirect tax related income, net of tax	(1.2)		—		(1.2)
Acquisition related costs, net of tax	1.5		1.8		(0.3)
Tax items	(26.4)		6.0		(32.4)

Performance Net Income Attributable to Company	$82.1		$81.6		$0.5

Performance Net Income Attributable to Company per Diluted Common Share	$1.43		$1.38
Common Shares Outstanding—Diluted	57.6		59.2
Incremental Gross Profit and Operating Income Margin	Gross Profit		Operating Income
Increase in adjusted sales from ‘14	71.5		71.5
Increase in adjusted income from ‘14	23.8		9.9

Incremental Income as a % of Sales	33.3%		13.8%
Less: YoY Transactional Foreign Exchange (FX) Impact			(3.6)

Increase in adjusted income from ‘14 excluding transactional FX impact			6.3
Incremental income excluding transactional FX as a % of Sales			8.8%

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Twelve months ended December 31, 2015 Data Supplement Sheet (Unaudited)

	Twelve Months Ended December 31,
(Amounts in millions, except per share data)	2015	% of Sales/ Adj Sales	2014	% of Sales/ Adj Sales	Chg vs. 2014	% Chg vs. 2014
Sales
Reported	$2,627.5		$2,851.0		$(223.5)	-7.8%
Foreign exchange translational effects	412.4		—		412.4

Adjusted Sales	$3,039.9		$2,851.0		$188.9	6.6%

Gross Profit
Reported	$785.5	29.9%	$871.7	30.6%	$(86.2)	-9.9%
Streamlining costs	44.9		10.7		34.2
Separation costs	0.9		0.8		0.1

Performance Gross Profit	$831.3	31.6%	$883.2	31.0%	$(51.9)	-5.9%
Foreign exchange translational effects	135.7		—		135.7

Adjusted Gross Profit	$967.0	31.8%	$883.2	31.0%	$83.8	9.5%

Selling, Administrative, Product Engineering Expenses and Other
Reported	$514.6	19.6%	$540.7	19.0%	$(26.1)	-4.8%
Streamlining costs	(23.8)		(16.2)		(7.6)
Separation costs	(3.6)		(3.8)		0.2
Indirect tax related costs	(1.1)		—		(1.1)
Acquisition related costs	(9.2)		(8.9)		(0.3)

Performance Selling, Administrative, Product Engineering Expenses and Other	$476.9	18.2%	$511.8	18.0%	$(34.9)	-6.8%
Foreign exchange translational effects	79.0		—		79.0

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$555.9	18.3%	$511.8	18.0%	$44.1	8.6%

Operating Income
Reported	$270.9	10.3%	$331.0	11.6%	$(60.1)	-18.2%
Streamlining costs	68.7		26.9		41.8
Separation costs	4.5		4.6		(0.1)
Indirect tax related costs	1.1		—		1.1
Acquisition related costs	9.2		8.9		0.3

Performance Operating Income	$354.4	13.5%	$371.4	13.0%	$(17.0)	-4.6%
Foreign exchange translational effects	56.7		—		56.7

Adjusted Operating Income	$411.1	13.5%	$371.4	13.0%	$39.7	10.7%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$275.2		$291.5		$(16.3)	-5.6%
Income tax expense	11.5		55.6		(44.1)
Interest (expense)/income, net	(7.1)		0.2		(7.3)

EBIT	$293.8	11.2%	$346.9	12.2%	$(53.1)	-15.3%
Streamlining costs	68.7		26.9		41.8
Separation costs	3.5		0.2		3.3
Indirect tax related costs	1.1		—		1.1
Acquisition related costs	9.2		10.7		(1.5)

Performance EBIT (Earnings Before Interest and Taxes)	$376.3	14.3%	$384.7	13.5%	$(8.4)	-2.2%
Pre-Tax Income
EBIT	$293.8		$346.9		$(53.1)
Interest (expense)/income, net	(7.1)		0.2		(7.3)

Pre-Tax Income	$286.7		$347.1		$(60.4)
Streamlining costs	68.7		26.9		41.8
Separation costs	3.5		0.2		3.3
Indirect tax related costs	1.1		—		1.1
Acquisition related costs	9.2		10.7		(1.5)

Performance Pre-Tax Income	$369.2		$384.9		$(15.7)
Tax rate on a performance basis	11.3%		13.2%
Net Income Attributable to Company
Reported Net Income Attributable to Company	$275.2		$291.5		$(16.3)
Streamlining cost, net of tax	53.9		19.2		34.7
Separation costs/(income), net of tax	2.0		(1.0)		3.0
Indirect tax related costs, net of tax	0.7		—		0.7
Acquisition related costs, net of tax	6.1		7.3		(1.2)
Tax items	(10.5)		17.0		(27.5)

Performance Net Income Attributable to Company	$327.4		$334.0		$(6.6)

Performance Net Income Attributable to Company per Diluted Common Share	$5.62		$5.52
Common Shares Outstanding—Diluted	58.3		60.5
Incremental Gross Profit and Operating Income Margin	Gross Profit		Operating Income
Increase in adjusted sales from ‘14	188.9		188.9
Increase in adjusted income from ‘14	83.8		39.7

Incremental Income as a% of Sales	44.4%		21.0%
Less: YoY Transactional Foreign Exchange (FX) Impact			(18.5)

Increase in adjusted income from ‘14 excluding transactional FX impact			21.2
Incremental income excluding transactional FX as a% of Sales			11.2%

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Amounts in millions)	2015	2014	2015	2014
Net Cash Provided by Operating Activities	$116.9	$103.5	$395.3	$314.4
Deductions or Additions to Reconcile to Free Cash Flow:
Net purchases of property, plant, equipment and computer software	(33.0)	(46.6)	(100.6)	(135.9)

Free Cash Flow	$83.9	$56.9	$294.7	$178.5

Less: Streamlining & separation payments	(8.3)	(7.9)	(25.7)	(22.4)
Less: A/R securitization related payments	—	—	—	(73.5)
Less: Indirect tax related payments	—	—	(0.3)	—
Less: Acquisition related payments	(0.2)	—	(0.7)	(1.4)

Performance Free Cash Flow	$92.4	$64.8	$321.4	$275.8

Note: This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of the several measures used to determine incentive compensation for certain employees.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2016 Guidance

(Unaudited)

(Amounts in millions, except per share data)	Full Year 2016 Guidance
Sales
Reported Sales	$2,700.0 - $2,830.0
(1 Euro = 1.09 USD)
Operating Income
Reported Operating Income Margin	12.7% - 13.2%
Streamlining cost, impact to margin	0.5%
Separation costs, impact to margin	0.2%
Acquisition related items, impact to margin	0.4%

Performance Operating Income Margin	13.8% - 14.3%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$192.2 - $220.2
Streamlining cost, net of tax	9.9
Separation costs, net of tax	3.3
Acquisition related items, net of tax	6.5
Tax items	85.0

Performance Net Income Attributable to Company	$296.8 - $324.8

Reported Net Income Attributable to Company per Diluted Common Share	$3.43 - $3.93
Performance Net Income Attributable to Company per Diluted Common Share	$5.30 - $5.80
Diluted common shares outstanding	~ 56

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.